Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

General Mills, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-219948 and 33-223919) on Form S-3 and the registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-139997, 333-148820, 333-163849, 333-179622, 333-215259, and 333-222589) on Form S-8 of General Mills, Inc. of our report dated July 2, 2020, with respect to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 31, 2020 and May 26, 2019, the related consolidated statements of earnings, comprehensive income, total equity and redeemable interest, and cash flows for each of the years in the three-year period ended May 31, 2020, and the related notes and financial statement schedule II, and the effectiveness of internal control over financial reporting as of May 31, 2020, which report appears in the May 31, 2020 annual report on Form 10-K of General Mills, Inc.

Our report dated July 2, 2020 refers to a change to the method of accounting for leases.

/s/ KPMG LLP

Minneapolis, Minnesota

July 2, 2020